Exhibit 10.28(f)
HCA Inc. (the “Company”)
2008 Named Executive Officer Salaries and Performance Excellence Program Targets
The following table sets forth the 2008 annual base salaries and the 2008 Performance Excellence Program (“PEP”) targets as a percentage of 2008 base salary for the Company’s Named Executive Officers.

	2008 Base	2008 PEP
Named Executive Officer	Salary	Target
Jack O. Bovender, Jr. (Chairman and Chief Executive Officer)	$1,620,228	126%
Richard M. Bracken (President and Chief Operating Officer)	$1,060,872	96%
R. Milton Johnson (Executive Vice President and Chief Financial Officer)	$790,000	66%
Samuel N. Hazen (President, Western Group)	$788,672	66%
Beverly B. Wallace (President, Shared Services Group)	$700,000	66%
The 2008 PEP is administered pursuant to the terms of the 2008-2009 Senior Officer Performance Excellence Program filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007.